EXHIBIT 11
                       MEDIQ INCORPORATED AND SUBSIDIARIES
                       Computation of Net Income Per Share
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                Three Months Ended          Nine Months Ended
                                                                                     June 30,                   June 30,
                                                                                -------------------        -------------------
                                                                                  1997        1996           1997        1996
                                                                                --------     ------        --------    -------
Computation of Primary Earnings Per Share:

Net Income  (Loss)                                                              $ 1,393    $ (1,068)       $ 30,508    $ 1,380
                                                                                =======    ========        ========    =======
 Weighted average of primary shares:
      Common stock                                                               19,364      18,391          18,869     18,173
      Preferred stock                                                             6,284       6,337           6,295      6,354
      Assumed conversion of options                                                 722         516             632        363
                                                                                -------    --------        --------    -------
      Total                                                                      26,370      25,244          25,796     24,890
                                                                                =======    ========        ========    =======
Primary Earnings Per Share                                                      $   .06    $   (.04)       $   1.18    $   .06
                                                                                =======    ========        ========    =======
Computation of Fully Diluted Earnings Per Share (1)

Net Income  (Loss)                                                              $ 1,393    $ (1,068)       $ 30,508    $ 1,380
Interest and amortization of deferred costs on convertible
     debentures - net of tax                                                         --         456              --      1,367
                                                                                -------    --------        --------    -------
Total                                                                           $ 1,393    $   (612)       $ 30,508    $ 2,747
                                                                                =======    ========        ========    =======
Weighted average of fully diluted shares:
     Common stock                                                                19,364      18,391          18,869     18,173
     Preferred stock                                                              6,284       6,337           6,295      6,354
     Assumed conversion of options                                                  833         519             710        408
     Assumed conversion of convertible debenture                                     --       5,397              --      5,397
                                                                                -------    --------        --------    -------
     Total                                                                       26,481      30,644          25,874     30,332
                                                                                =======    ========        ========    =======
Fully Diluted Earnings Per Share                                                $   .05    $   (.02)       $   1.18    $   .09
                                                                                =======    ========        ========    =======

(1) This calculation is provided in accordance with Regulation S-K, Item 601(b)(II) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15, because it is anti-dilutive on results in dilution of less than 3%.

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